Exclusive Business Turnkey Agreement

Party A

Shenzhen iASPEC Software Engineering Company Limited

Party B

Bo Hai Wen Technology (Shenzhen) Company Limited

Date: October 9, 2006

SECTION 12.03 ENTIRE AGREEMENT	14
SECTION 12.04 WAIVER	14
SECTION 12.05 GOVERNING LAW	15
SECTION 12.06 EXPENSES	15
SECTION 12.07 COPIES	15

EXCLUSIVE BUSINESS TURNKEY AGREEMENT

THIS EXCLUSIVE BUSINESS TURNKEY AGREEMENT ( "Agreement") is made and entered as of October 9, 2006 by and between Shenzhen iASPEC Software Engineering Company Limited, a China corporation ("Party A"), and Bo Hai Wen Technology (Shenzhen) Company Limited, a wholly owned foreign enterprise formed under the law China (“Party B”). The Agreement would become effective on the date of the Agreement (the “Effective Date”).

Recitals

WHEREAS, Party A is mainly engaged in the business of developing computer software, multimedia technology, computer networks and application systems, computer surveillance and information management, and the sales of related products; developing and selling electronic products, computer software/hardware and communication equipment; and importing and exporting goods and technology (“Party A’s Practice of Business”)

WHEREAS, Party B is engaged in similar businesses as Party A (“Party B’s Practice of Business”)

WHEREAS, Party A and Party B desire to enter into the Agreement pursuant to which Party A shall turnkey ALL of its Business Contracts (as defined below) to Party B EXCLUSIVELY in exchange for an annuity of $180,000 per year for a term of 30 years; payable on October 9 of each year, commencing in 2006.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

ARTICLE I. DEFINITIONS

Section 1.01 DEFINED TERMS

For purposes of this Agreement, the following terms shall have the respective meanings indicated:

(a)	“Agreement” has the meaning set forth in the preamble hereto.

(b)	“Business” means ALL the existing and future operations of Party A’s Practice of Business.

(c)	“Business Contracts” means ALL of the existing and future contracts signed and will be signed by Party A for or associate to Party A’s Business.

(d)	“Party A” has the meaning set forth in the preamble hereto.

(e)	“Party B” has the meaning set forth in the preamble hereto.

(f)	“Expiration Date” means the date 30 years after the effective date.

(g)	“Expenses” means ALL expenditures incurred from fulfilling Business Contracts (as defined below).

(h)	“Party A’s Assets” means any asset of Party A (whether tangible or intangible, known or unknown, asserted or unasserted, and liquidated or unliquidated).

(i)
“Party A’s Liabilities” means any liability of Party A (Whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including any liability for Taxes.

(j)	“Party” means each of Party A and Party B.

Section 1.02 CONSTRUCTION OF CERTAIN TERMS AND PHRASES

Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (e) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and (f) the term “including” or “includes” means “including without limitation” or “includes without limitation.” Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

ARTICLE II TURNKEY OF BUSINESS

SECTION 2.01 TURNKEY OF BUSINESS

(a)	Subject to the terms and conditions of this Agreement, Party A shall turnkey to Party B, all of its Business starting from the Effective Date.

(b)
Both Parties agree that starting from the effective date of this Agreement, Party B is responsible for executing and operating ALL the Business Contracts entered by Party A. All the Expenses incurred should be borne by Party B and therefore recorded on Party B’s book. Other kinds of expenses not included in the definition of Expenses specified in Section 1.01 (g) should be borne by Party A.

(c)
Starting from the effective date of this Agreement, new Business Contracts should be signed by Party B directly. However, in order to maintain the convenience of operations and take the advantage of Party A’s branding products, Party B is entitled to require Party A to sign certain Business Contracts under Party A’s name. Such contracts signed by Party A will be performed and undertaken by Party B exclusively. Party B may also require Party A to perform certain part of the Business Contracts because of its know-how; the costs incurred by Party A for such operations will be borne by Party B.

(d)
Except matters that Party A has clearly, accurately and completely disclosed without any misrepresentation to Party B before this Agreement is duly signed and recognized by Party B in written form or after this Agreement is duly signed, Party B will not be obliged to bear any responsibilities on any promises, responsibilities or constraints made by Party A prior to the effective date of this agreement. For any promises, responsibilities or constraints made by Party A and not being recognized by Party B in written form, Party A will bear whole responsibilities and will also be responsible to compensate Party B immediately for any loss or damage incurred by the related promises, responsibilities or constraints.

SECTION 2.02 ASSIGNABILITY AND CONSENTS

Notwithstanding anything to the contrary contained in this Agreement, if any part of the Business would be (a) prohibited by any applicable Law or (b) would require any authorizations, approvals, consents or waivers from a third Person or Governmental or Regularity Authority and such authorization, approvals, consents or waivers shall not have been obtained prior to the effective date, then in either case the Contract shall proceed to be into effect without such part of Business; provided that nothing in this Section 2.02 shall be deemed to waive the rights of Party B not to consummate the transactions contemplated by this Agreement if the conditions to its obligations set forth in Article IX have not been satisfied. Subject to Section 8.02, in the event that the Agreement comes into force without the conveyance of such part of Business, then the Parties shall use their reasonable best efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that Party B shall not be required to pay any consideration to obtain any such authorization, approval, consent or waiver. Once such authorization, approval, consent or waiver is obtained, Party A should convey such part of the Business to Party B at no additional cost.

ARTICLE III CONSIDERATION

Party B shall pay $180,000 per year, payable each year on October 9, commencing in 2006, to Party A as consideration for this Agreement through the entire term of the Agreement.

ARTICLE IV EFFECTIVE AND EXPIRATION DATE

Unless this Agreement is earlier terminated pursuant to Article XI, the Agreement will be effective on October 9 2006 and will expire on October 8, 2036, for a period of 30 years.

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARTY A

SECTION 5.01 ORGANIZATION

Party A is a corporation duly organized, validly existing and in good standing under the laws of China and has all requisite power and authority to carry on the Business as currently conducted by it.

SECTION 5.02 AUTHORITY OF PARTY A

Party A has all necessary power and authority and has taken all actions necessary to enter into this Agreement. Party A has taken all action required by Law, its Deed of Formation, Articles of Association or otherwise to be taken by it to authorize the execution and delivery of this Agreement by Party A. This Agreement has been duly and validly executed and delivered by Party A and, when executed and delivered by Party B, will constitute a legal, valid and binding obligation of Party A enforceable against it in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization , moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

SECTION 5.03 NON-CONTRAVENTION

The execution and delivery by Party A of this Agreement does not, and the performance by Party A or its obligations under this Agreement hereby will not:

(a)	Conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Deed of Formation, Article of Association or other organizational documents of Party A.

(b)
Assuming the receipt of all consents, waivers, approvals, Orders or authorizations of Governmental and Regulatory Authorities required to be obtained by Party A and the making of all registrations, declarations or filings with Governmental and Regulatory Authorities required to be made by Party A, conflict with or result in a violation or breach of any term or provision of any Law applicable to Party A and its Operation

SECTION 5.04 LITIGATION

There are no Actions or Proceedings pending or, to the knowledge of Party A, threatened or reasonably anticipated against, relating to, affecting or arising in connection with (a) the Contract of Business; (b) this Agreement; (c) any transaction contemplated by this Agreement; Party A is not subject to any Order that could reasonably be expected to materially impair or delay the ability of Party A to perform its obligations hereunder.

SECTION 5.05 COMPLIANCE WITH LAW

Party A is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

SECTION 5.06 NO NON-COMPETITION AGREEMENTS OR PREFERENTIAL OBLIGATIONS

The contracted Business is not subject to any non-competition agreements with, or other agreements granting any preferential right to execute and perform such Business to, third parties.

SECTION 5.07 NO OTHER REPRESENTATIONS AND WARRANTIES

EXCEPT FOR THE REPRESENTATIONS OR WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V OF THIS AGREEMENT, PARTY A DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING ANY INFORMATION FURNISHED BY PARTY A WITH REGARD TO THE OPERATIONS, INCLUDING THE FUTURE PROFITABILITY FO THE OPERATIONS. EXPECT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V, PARTY B AGRESS THAT PARTY A SHALL NOT HAVE ANY LIABILITY TO PARTY B RESULTING FROM THE DISTRIBUTION OF OR FAILURE TO DISTRIBUTE ANY INFORMATION TO PARTY B, OR PARTY B’S USE OF ANY INFORMATION, DOCUMENTS OR MATERIALS MADE AVAILABLE TO PARTY B IN ANY FORM.

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARTY B

SECTION 6.01 ORGANIZATION

Party B is a corporation duly organized, validly existing and in good standing under the laws of China and has all requisite power and authority to carry on the Business as currently conducted by it.

SECTION 6.02 AUTHORITY OF PARTY B

Party B has all necessary power and authority and has taken all actions necessary to enter into this Agreement. Party B has taken all action required by Law, its Deed of Formation, Articles of Association or otherwise to be taken by it to authorize the execution and delivery of this Agreement by Party B. This Agreement has been duly and validly executed and delivered by Party B and, when executed and delivered by Party B, will constitute a legal, valid and binding obligation of Party B enforceable against it in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

SECTION 6.03 NON-CONTRAVENTION

The execution and delivery by Party B of this Agreement does not, and the performance by Party B or its obligations under this Agreement hereby will not:

(c)	Conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Deed of Formation, Article of Association or other organizational documents of Party B.

(d)
Assuming the receipt of all consents, waivers, approvals, Orders or authorizations of Governmental and Regulatory Authorities required to be obtained by Party B and the making of all registrations, declarations or filings with Governmental and Regulatory Authorities required to be made by Party B, conflict with or result in a violation or breach of any term or provision of any Law applicable to Party B and its Business.

SECTION 6.04 LITIGATION

There are no Actions or Proceedings pending or, to the knowledge of Party B, threatened or reasonably anticipated against, relating to, affecting or arising in connection with (a) the Business; (b) this Agreement; (c) any transaction contemplated by this Agreement; Party B is not subject to any Order that could reasonably be expected to materially impair or delay the ability of Party B to perform its obligations hereunder.

SECTION 6.05 COMPLIANCE WITH LAW

Party B is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

SECTION 6.06 NO NON-COMPETITION AGREEMENTS OR PREFERENTIAL OBLIGATIONS

Party B has not and will not enter into any non-competition agreements with, or other agreements granting any preferential right to execute and perform such Operations to, third parties.

SECTION 6.07 NO OTHER REPRESENTATIONS AND WARRANTIES

EXCEPT FOR THE REPRESENTATIONS OR WARRANTIES EXPRESSLY SET FORTH IN ARTICLE VI OF THIS AGREEMENT, PARTY B DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING ANY INFORMATION FURNISHED BY PARTY B WITH REGARD TO THE BUSINESS, INCLUDING THE FUTURE PROFITABILITY OF THE BUSINESS. EXPECT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE VI, PARTY A AGREES THAT PARTY B SHALL NOT HAVE ANY LIABILITY TO PARTY A RESULTING FROM THE DISTRIBUTION OF OR FAILURE TO DISTRIBUTE ANY INFORMATION TO PARTY A, OR PARTY A’S USE OF ANY INFORMATION, DOCUMENTS OR MATERIALS MADE AVAILABLE TO PARTY A IN ANY FORM.

ARTICLE VII COVENANTS OF THE PARTIES

SECTION 7.01 REASONABLE BEST EFFORTS
ONABLE BEST EFFORTS
EST EFFORTS
RTS

Each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all action, or to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to make effective the actions and transactions contemplated by this Agreement and to cause the conditions to the obligations of the other party hereto to consummate the actions and transactions contemplated hereby to be satisfied, including obtaining all consents and approvals of all Personas and Governmental or Regulatory Authorities and removing any injunctions or other impairments or delays that are necessary, proper or advisable to the consummation of the actions and transactions contemplated by this Agreement.

SECTION 7.02 COOPERATION

Each Party shall cooperate fully with the other in preparing and filing all notices, applications ,submissions, reports and other instruments and documents that are necessary, proper or advisable under applicable Laws to consummate and make effective the actions and transactions contemplated by this Agreement, including Party A’s cooperation in the efforts of Party B to obtain and consents and approvals of any Governmental or Regulatory Authority required for Party B to be able to execute the contracted Business.

SECTION 7.03 ACCESS

(a)
From the date hereof until the effective date, Party A shall, and shall cause its clients to, permit Party B and its representatives to have access, during regulator business hours and upon reasonable advance notice, to the Contracted Business. Party A shall use its best effort to assist Party B in its investigation of the Contracted Business; It being understood that Party B shall reimburse Party A promptly for reasonable and necessary out of pocket expense incurred by Party A in Complying with any such request by or on behalf of Party B

(b)
Upon the request of Party A, Party B shall at all times following the effective date, to the extent permitted by Law, grant to Party A and its representatives the right, during normal business hours, to inspect and copy the Books and Records and other documents related to the Contracted Business.

ARTICLE VIII CONDITIONS TO THE OBLIGATION OF PARTY A

The obligation of Party A to effect the actions and transactions contemplated hereby is subject to the satisfaction (or waiver by Seller), at or before the effective date, of each of the following conditions:

SECTION 8.01 REPRESENTATIONS, WARRANTIES AND COVENANTS

All representations and warranties of Party B contained in this Agreement shall be true and correct in all material respects on and as of the effective date as thought given on and as of such date and Party B shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or on the effective date.

SECTION 8.02 NO ACTIONS OR PROCEEDINGS

No Actions or Proceedings that question the validity or legality of the actions and transactions contemplated hereby shall have been instituted or threatened and not settled or otherwise terminated.

SECTION 8.03 OTHER DELIVERIES

Party B shall have delivered to Party A such other certificates and documents necessary for the operation of Contracted Business that are reasonably requested by Party A.

ARTICLE IX CONDITIONS TO THE OBLIGATIONS OF PARTY B

The obligation of Party B to effect the actions and transactions contemplated hereby is subject to the satisfaction (or waiver by Party B), at or before the effective date, of each of the following conditions:

SECTION 9.01 REPRESENTATIONS, WARRANTIES AND COVENANTS
All representations and warranties of Party A contained in this Agreement shall be true and correct in all material respects on and as of the effective date as though given on and as of such date, and Party A shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or on the effective date, except where the failure of any representations and warranties to be true and correct, individually or in the aggregate, will not have an Adverse Effect.

SECTION 9.02 NO ACTIONS OR PROCEEDINGS

No Actions or Proceedings that question the validity or legality of the actions and transactions contemplated hereby shall have been instituted or threatened and not settled or otherwise terminated.

SECTION 9.03 OTHER DELIVERIES

Party A shall have delivered to Party B such other certificates and documents necessary for the operation of the Business that are reasonably requested by Party B.

ARTICLE X INDEMNIFICATION

SECTION 10.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.

The representations and warranties of Party A or Party B contained in this Agreement shall survive the Effective Date and remain in full force and effect until the Expiration Date. All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate on the expiration date; provided that if notice of any claim for indemnification pursuant to Section 9.02 (a) (ii) or 9.02 (b) (ii) shall have been given prior to the Expiration Date and such notice describes with reasonable specificity or description the circumstances with respect to which such indemnification claim relates, such indemnification claim shall survive until such time as such claim is finally resolved.

SECTION 10.02 INDEMNIFACTION

(a)
By Party A. Subject to Section 9.03, from and after the Effective Date, Party A shall indemnify, reimburse, defend and hold harmless Party B from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses (including reasonable fees and disbursements of attorneys) (collectively, the “Damages”), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant or agreement of Party B herein; (ii) the inaccuracy or breach of any representation or warranty made by Party A in this Agreement; (iii) Government Rebates or Other Rebates arising out of Party A’s fraudulent or criminal conduct; (iv) the conduct of the Business prior to the effective date

(b)
By Party B. Subject to Section 9.03, from and after the Effective Date, Party B shall indemnify, reimburse, defend and hold harmless Party A from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenants or agreement of Party B herein; (ii) the inaccuracy of breach of any representation or warranty made by Party B in this Agreement; (iii) the failure of Party B to pay and perform any duties; (iv) the conduct of the Business after the effective date

(c)
Procedures. The indemnified Party shall give the indemnifying Party written notice (an “Indemnification Claim Notice”) within 30 days (or such other additional reasonable period that the Indemnified Party can establish is reasonably necessary to permit it to determine whether to make a request for indemnification) of any Damages or discovery of fact upon which such indemnified party intends to base a request for indemnification under Section 9.02 (a) or Section 9.02 (b), but in no event shall the indemnifying party be liable for any Damages that result from failure to provide such notice within such period. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Damages (to the extent that the nature and amount of such Damages are known at such time). The indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Damages.

(d)
THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES HERETO SHALL NOT EXTEND TO SPECIAL, EXEMPLARY OR CONSEQUIENTIAL DAMAGES, INCLUDING BUSINESS INTERRUPTION OR LOST PROFITS, OR PUNITIVE DAMAGES; PROVIDED, HOWEVER, THIS EXCLUSION IS NOT INTENDED TO, NOR SHALL, EXCLUDE ACTUAL OR COMPENSATORY DAMAGES OF THE AFFECTED PARTY.

(e)
From and after the Effective Date, the remedies set forth in this Article IX shall be exclusive and in lieu of any other remedies that maybe available pursuant to any statutory or common law with respect to any losses of any kind or nature incurred directly or indirectly resulting from or arising out of any breach of this Agreement; provided, however, that Party B or Party A may seek appropriate equitable relief in a court of proper jurisdiction. Nothing herein is intended to, nor shall be construed to, affect, have an interpretative effect on, modify or terminate any other contract between either party hereto or any rights or obligations under any such contracts.

ARTICLE XI TERMINATION AND ABANDONMENT

The Agreement maybe be terminated and/or abandoned at any time prior to the effective date:

(a)	by bilateral written agreement of Party A and Party B; or

(b)
by either Party A or Party B if the other party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other party which proceeding remain undismissed for a period of 30 days;

ARTICLE XII MISCELLANEOUS

SECTION 12.01 CONFIDENTIALITY

After the Agreement becomes effective, neither party shall, without the prior written consent of the other party, disclose to any Person confidential information relating to or concerning the Contracted Business, except to such party’s employees or representatives who need to know such information or such party has been advised by counsel that the disclosure is required under applicable law or a national securities exchange or another similar regulatory body.

SECTION 12.02 NOTICES

All notices, requests and other communications hereunder must be in writing and delivered to the parties at the following address or facsimile numbers:

If to Party A to:

Shenzhen iASPEC Software Engineering Company Limited
Unit D, 4/F, Block 2, Tian An Cyber Park, Chegongmiao, Shenzhen, Guangdong, 518040, P.R.C.
Telephone: (86) 755-83897469
Facsimile: (86) 755-83401681

If to Party B to:

Bo Hai Wen Tecnology (Shenzhen) Company Limited
Unit F, 2/F, Block 6, Tian An Cyber Park, 6C 606 Tian Zhan Da Xia, Shenzhen, Guangdong, P.R.C.
Telephone: (86) 755-83891286

SECTION 12.03 ENTIRE AGREEMENT

This Agreement supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

SECTION 12.04 WAIVER

Any term of condition of this Agreement maybe be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless et forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

SECTION 12.05 GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF CHINA AND ANY COUNTRY OR REGION WHERE THE CONTRACTED BUSINESS OPERATED IN.
SECTION 12.06 EXPENSES

Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses and costs incidental to the preparation of this Agreement and to the fulfillment of the terms contemplated hereby.

SECTION 12.07 COPIES

This Agreement is made in duplicated copies. Each of which will be deemed as original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto all as of the date first above written.

Shenzhen iASPEC Software Engineering Company Limited

/s/ Zhang Xian
By: ___________________________________
Name: Zhang Xian
Title: President

Bo Hai Wen Technology (Shenzhen) Company Limited

/s/ Lin Jiang Huai
By: ___________________________________
Name: Lin Jiang Huai

_____________________

_____________________________________________
_____________________

_____________________________________________

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